Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement on Form S-8 (File No. 333-159586) of our reports dated February 20, 2025, relating to the financial statements of CenterPoint Energy, Inc. and the effectiveness of CenterPoint Energy, Inc.'s internal control over financial reporting, appearing in the Annual Report on Form 10-K of CenterPoint Energy, Inc. for the year ended December 31, 2024.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

May 14, 2025